SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           CURRENT REPORT ON FORM 8-K


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of Report, March 3, 1998


                         Commission File Number: 0-20307

                         AVALON COMMUNITY SERVICES, INC.
                          (Exact name of Registrant as
                       specified in its corporate charter)



  Nevada                                                         13-3592263
(State of Incorporation)                          (I.R.S. Employer I.D. Number)


               13401 Railway Drive, Oklahoma City, Oklahoma 73114
                    (Address of Principal executive offices)

                                 (405) 752-8802
                           (Issuer's telephone number)















ITEM 5.  Other Events


  The Company was awarded a five year contract in March 1998 with the Oklahoma Office of Juvenile Affairs. The contract is to provide services for 80 youthful delinquent offender males ages 13 to 19. The Company will design, build and operate a new medium security facility to provide for housing, education, program and recreation areas for these offenders. The contract is expected to generate annual revenues of approximately $3,700,000 beginning in the fourth quarter of 1998. The contract is expected to generate revenues of $18,800,000 over a five year period. The Company will complete the construction of the facility and commence operations under this contract by December 1, 1998.

  Services under the contract will include educational programming, counseling and treatment programs, recreational therapy, independent living skills to assist youths with reintegrating into a school or work program, and a job training program. The facility will include housing units, educational classrooms, program areas, and indoor and outdoor recreation areas.



 ITEM 7(c).  Exhibits

  Contract Number R060692 with the Oklahoma Office of Juvenile Affairs dated March 3, 1998.




                AVALON COMMUNITY SERVICES, INC. AND SUBSIDIARIES
                                   SIGNATURES



  In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    March 19, 1998                         AVALON COMMUNITY SERVICES, INC.



                                                By:   \Jerry Sunderland
                                                Jerry Sunderland, President